Exhibit 99.4

NEWS RELEASE

WINN-DIXIE STORES, INC.           5050 EDGEWOOD COURT           P.O. BOX B          JACKSONVILLE, FLORIDA         32203-0297           (904) 783-5000

CONTACTS:

(PINK	SHEETS): WNDXQ

Investors:

(212) 521-4835

Media:

Kekst and Company

Michael Freitag (212) 521-4896

Website: www.winn-dixie.com

WINN-DIXIE POSTPONES ANNUAL MEETING

AT REQUEST OF EQUITY COMMITTEE

JACKSONVILLE, FL (December 1, 2005) – Winn-Dixie Stores, Inc. announced today that the Company’s annual meeting of shareholders has been postponed at the request of the Equity Committee in Winn-Dixie’s Chapter 11 proceedings. The annual meeting had been scheduled to be held on Thursday, December 8, 2005, in Jacksonville, Florida. A new date for the annual meeting has not yet been determined.

The Equity Committee was appointed earlier this year by the U.S. Trustee to represent the interests of Winn Dixie’s shareholders in the Company’s Chapter 11 proceedings. The Equity Committee requested the postponement of the annual meeting to allow time for there to be an independent review of the events and circumstances that led up to the filing of the Company’s Chapter 11 cases, as well as other related matters.

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the company is headquartered in Jacksonville, FL. For more information, please visit www.winn-dixie.com.

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News Release No. 6011